UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2011

Gold Standard Mining Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

28036 Dorothy Drive, Suite 307

Agoura Hills, California 91301

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (818) 665-2098

(Not Applicable)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement

On July 8, 2011, Gold Standard Mining Corp. (“Gold Standard” or “we”) entered into an agreement dated July 11, 2011 with 000 GPK Umlekan, Ltd. and its wholly owned subsidiary Umlekan MC Ltd. (collectively, “Umlekan”) for the exploration of gold, copper and other mineral deposits on 184 square kilometers in Eastern Umlekan Ore Node in the Zeya zone in the Amur region of Russia.

Umlekan has the exclusive license to geologically study, survey and extract these mineral deposits on this property until December 12, 2033, subject to early termination under certain circumstances.

Under the agreement, we have the exclusive right to conduct at our expense further exploration and development work on the property, with the objective of defining a reserve and producing a “bankable feasibility study” (“BFS”).  We will carry out the BFS in collaboration with a to-be-selected well-recognized engineering firm that specializes in mining.

At the completion of the BFS, we will decide from the following three options as to our future participation in the project:  (a) a 50% net profits interest if we agree to provide all future project costs until the project becomes cash flow positive; (b) a 75% net profits interest if we agree to provide 75% of all future project costs (with Umlekan providing the balance) and by making a “catch up” cash payment to Umlekan of 25% of expenditures made by Umlekan through the date of the BFS; or (c) a 10% net profits interest if we determine not to contribute to future project costs.  Our obligation to fund future project costs will be net of financing obtained from third parties, and we would be entitled to recover our financing prior to distributions of net profits.  The agreement contemplates that we will enter an additional agreement or agreements with Umlekan for the conduct of mining operations following the completion of the BFS.

Each party has a right of first refusal on transfers by the other party of its interest in the project.  Further, if Umlekan becomes aware of other mineral opportunities and intends to seek participation by third parties in evaluating or acquiring such opportunities, it must first offer such opportunities to us for evaluation and potential participation.  Lastly, as long as this Agreement is in effect, we have the right to have the license transferred to us or an entity controlled by us for $500,000.

We presently do not have the funds, or a commitment for funds, to conduct a BFS on the property or for the conduct of mining operations on the property.  No assurance can be given that we will be able to raise such funds or that we can obtain funds on terms favorable to our stockholders.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit No.	Description
10.1	Agreement dated July 11, 2011 between Gold Standard Mining Corp, 000 GPK Umlekan, Ltd. and Umlekan MC Ltd.
99.1	Press Release dated July 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD STANDARD MINING CORP. By: /s/ PANTELIS ZACHOS Pantelis Zachos Chief Executive Officer

Dated: July 14, 2011

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